Exhibit 99.1

                           Southwest Community Bancorp
     Reports Record 2005 Net Earnings of $10.0 Million or $2.27 Per Diluted
      Share; Earnings from Continuing Operations Up 81% to $8.4 million or
                            $1.90 Per Diluted Share


    CARLSBAD, Calif.--(BUSINESS WIRE)--Jan. 23, 2006--Southwest Community Bancorp (Nasdaq:SWCB), the holding company for Southwest Community Bank, today reported record 2005 earnings, its seventh consecutive year of record profitability. Net earnings more than doubled to $10.0 million or $2.27 per diluted share, for the year ended December 31, 2005, compared to $4.7 million, or $1.20 per diluted share, in 2004. Earnings from continuing operations increased 81% to $8.4 million, or $1.90 per diluted share, in 2005 compared to $4.6 million, or $1.17 per diluted share, in 2004. The return on average equity from continuing operations for the year was a record 18.8% compared to 17.2% for 2004.
    In the fourth quarter of 2005, net income nearly doubled to $2.3 million or $0.53 per diluted share compared to $1.2 million or $0.27 per diluted share, in the fourth quarter a year ago. Income from continuing operations increased 88% to $2.3 million, or $0.53 per diluted share, compared to $1.2 million, or $0.29 per diluted share, in the 2004 period.
    "We continued to execute our strategic objective to expand the Bank's market territory with additional branches and loan production offices while maintaining the momentum we have in earnings improvement. The sale of our subsidiary, Financial Data Solutions, Inc. (FDSI) produced a one-time gain and expands our capital base for future growth. Our core operations generated record profits, once again, fueled by solid loan growth and deposit growth, an expanding net interest margin and improving efficiencies," said Frank J. Mercardante, Chief Executive Officer.

    2005 Operating Highlights

    -- Named #1 Small Business Administration (SBA) lender in the San Diego District for fifth consecutive year and ranked #10 in California and #40 in the nation.

    -- Initiated quarterly cash dividends of $0.05 in October and paid a 5% stock dividend.

    -- Opened a new branch office in Rancho Cucamonga and three loan production offices.

    --  Listed common shares on Nasdaq-Capital Market.

    -- Added to the American Community Banker's Index of 532 community banks.

    -- Expanded underwriting capacity with the hiring of Roy Lewis as Chief Credit Officer.

    -- FDSI item processing subsidiary sold for a net gain of $1.7 million.

    "Achieving solid sustainable growth is the foundation of our strategic plan. Over the past five years, we've generated exceptional growth, achieving a compounded annual growth rate of 45% for core earnings per share," Mercardante noted. "Going forward, our goal is to continue to grow earnings at or above 15% per year through sound loan growth while maintaining solid credit quality. Our profitability ratios in 2005 place us within the top 5% of all banks in the country, and we believe the business banking franchise we have established and are expanding across a broad footprint in Southern California will help us maintain top-tier profitability," he added.

    Financial Highlights (for the year ended Dec. 31, 2005, compared to Dec. 31, 2004)

    --  Return on average equity (cont. ops) improved 160 basis points
        (bp) to 18.8%.

    -- Return on average assets (cont. ops annual) grew 40 bp to 1.50%.

    --  Net interest margin for the year expanded 42 bp to 5.90%.

    --  Efficiency ratio improved to 55.6% from 60.7%.

    --  Revenues grew 39% to $32.9 million.

    -- Total deposits increased by 23% to $594 million, with noninterest bearing deposits at 73% of total deposits.

    --  Total loans grew by 11% to $315 million.

    -- Credit quality remained strong with nonperforming loans, net of government guarantees on SBA loans, at 0.24% of total loans.

    Review of Operations

    Revenues, (net interest income plus noninterest income) grew 39% to $32.9 million in 2005 from $23.7 million in 2004. Net interest income grew 54% to $26.9 million in 2005 from $17.5 million a year ago. Noninterest income for 2005 totaled $6.0 million compared to $6.1 million in 2004, with higher gains from sale of SBA loans nearly offsetting lower service charges and loan referral fees. Net interest margin in 2005 increased to 5.90% from 5.48% a year ago.
    Fourth quarter revenues grew 30% to $8.9 million from $6.8 million in 4Q04 and were up slightly from $8.8 million in 3Q05. Net interest income for the fourth quarter of 2005 grew 38% to $7.4 million from $5.4 million in the fourth quarter a year ago, reflecting a higher net interest margin and overall growth in assets. "The Bank's asset sensitive position benefited from the rise in short term interest rates during 2005 and contributed to the increase in net interest margin year-over-year. With the majority of our deposits in non-interest bearing accounts and the majority of our loans tied to short-term indices, our yields on loans tends to rise much faster than our cost of funds," Mercardante added. The net interest margin in 4Q05 increased to 6.13% from 5.58 % in 4Q04 and dropped slightly from 6.14% in 3Q05.
    Noninterest expense increased 28% in 2005 reflecting the addition of three loan production offices and the opening of the new branch in Rancho Cucamonga, one of the fastest growing communities in the Inland Empire. "Despite higher overhead expenses, operating efficiencies are improving as we grow revenue faster than our costs," said James Lemery, Executive Vice President & Chief Financial Officer. Operating (noninterest) expense increased to $18.3 million in 2005 from $14.3 million in 2004. Fourth quarter operating expenses increased to $5.0 million, up 5% from the immediate prior quarter and up 26% for the year ago quarter. The efficiency ratio, which measures total revenue to total operating expense, improved to 55.6% in 2005 from 60.7% in 2004. In the fourth quarter of 2005, the efficiency ratio was 57.0% compared to 54.8% in 3Q05 and 58.7% in 4Q04.

    Balance Sheet Performance

    Assets increased 23% to $657 million at December 31, 2005, compared to $533 million a year earlier. Total deposits increased 23% to $594 million compared to $483 million a year ago. Noninterest bearing deposits grew 19% to $432 million from $363 million a year ago.
    Loan originations were strong at $241 million and total loans grew 11% to $315 million at the end of the year compared to $284 million at December 31, 2004, with 7% of that growth coming in the fourth quarter. "Our lending team produced solid growth during the year and closed the year with strong growth in the fourth quarter. Our loan pipeline remains strong," said Mercardante.
    Credit quality improved with nonperforming loans (NPLs) declining to $1.0 million, or 0.16% of total assets at year-end, compared to $1.8 million, or 0.33% of total assets a year ago. "Credit quality has remained strong, reflecting solid underwriting and a diversified portfolio," Mercardante noted. At December 31, 2005, NPLs net of the government guaranteed portion of SBA loans were $744,000, or 0.24% of total loans, compared to $666,000, or 0.23% of total loans, at December 31, 2004. The allowance for loan losses grew 20% to $4.5 million, representing 1.43% of total loans, from $3.7 million or 1.32% of total loans a year ago.
    Shareholders' equity increased by 27% to $49.4 million at year-end, compared to $38.9 million at the end of 2004. Book value per share was $12.98 at December 31, 2005, compared to $10.63 a year ago.

    About Southwest Community Bancorp

    Southwest Community Bancorp operates Southwest Community Bank, a San Diego County headquartered community bank with nine full-service offices in Carlsbad, Encinitas, San Diego, Escondido, El Cajon, Murrieta, Anaheim, Rancho Cucamonga and San Bernardino, all in California; and loan production offices in California, Illinois, Utah and Virginia. For more information, visit www.swcbank.com.

    Forward-Looking Comments: Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, loan production, balance sheet management, expanded net interest margin, the ability to control costs and expenses, interest rate changes and financial policies of the United States government, and general economic conditions. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained in this release to reflect future events or developments.


Consolidated Statements of Income
(dollars in thousands, except per share data)
                                                        % Change for
                                                        Three Months
                             Three Months Ended         12/05   12/05
                      Dec. 31,    Sept. 30,   Dec. 31,    to      to
                        2005        2005        2004     9/05   12/04
                    ----------  ----------  ---------- ------- -------
Interest Income
Interest and fees
 on loans          $    6,434  $    6,255  $    4,917     2.9%   30.9%
Investment
 securities               953         901         587     5.8%   62.4%
Federal funds sold
 and other                988         731         315    35.2%  213.7%
                    ----------  ----------  ----------
Total interest
 income                 8,375       7,887       5,819     6.2%   43.9%
                    ----------  ----------  ----------
Interest expense
Deposits                  849         663         363    28.1%  133.9%
Borrowings                153         140          94     9.3%   62.8%
                    ----------  ----------  ----------
Total interest
 expense                1,002         803         457    24.8%  119.3%
                    ----------  ----------  ----------
Net interest
 income                 7,373       7,084       5,362     4.1%   37.5%
Provision for loan
 losses                     5         125         750   -96.0%  -99.3%
                    ----------  ----------  ----------
Net interest
 income after
 provision              7,368       6,959       4,612     5.9%   59.8%
Noninterest income
Fees and service
 charges                  556         554         628     0.4%  -11.5%
Loan referral fees        137         239         147   -42.7%   -6.8%
Gain on sale of
 SBA loans                574         829         596   -30.8%   -3.7%
Gain (loss) on
 sale of
 securities               (34)        (51)        (35)  -33.3%   -2.9%
Other income              251         120         136   109.2%   84.6%
                    ----------  ----------  ----------
Total noninterest
 income                 1,484       1,691       1,472   -12.2%    0.8%
                    ----------  ----------  ----------
Noninterest expense
Salaries and
 employee benefits      2,910       2,743       2,162     6.1%   34.6%
Occupancy and
 equipment                809         795         730     1.8%   10.8%
Other expenses          1,326       1,267       1,122     4.7%   18.2%
                    ----------  ----------  ----------
Total noninterest
 expense                5,045       4,805       4,014     5.0%   25.7%
                    ----------  ----------  ----------
Income from
 continuing
 operations before
 taxes                  3,807       3,845       2,070    -1.0%   83.9%
Income taxes            1,473       1,496         826    -1.5%   78.3%
                    ----------  ----------  ----------
Income from
 continuing
 operations             2,334       2,349       1,244    -0.6%   87.6%
Income from
 discontinued
 operations - net          (1)        155         (60) -100.6%  -98.3%
                    ----------  ----------  ----------
Net Income         $    2,333  $    2,504  $    1,184    -6.8%   97.0%
                    ==========  ==========  ==========
Earnings per
 share:
Continuing
 operations -
 basic             $     0.61  $     0.62  $     0.34    -1.6%   79.4%
Continuing
 operations -
 diluted           $     0.53  $     0.53  $     0.29     0.0%   82.8%
Discontinued
 operations
 - basic           $        -  $     0.04  $    (0.02) -100.0% -100.0%
Discontinued
 operations
 - diluted         $        -  $     0.03  $    (0.02) -100.0% -100.0%
Net Income - basic $     0.61  $     0.66  $     0.32    -7.6%   90.6%
Net Income
 -diluted          $     0.53  $     0.56  $     0.27    -5.4%   96.3%

Average shares
 outstanding        3,799,590   3,792,712   3,638,757     0.2%    4.4%
Average diluted
 shares
 outstanding        4,430,408   4,452,166   4,407,127    -0.5%    0.5%

Return on average
 equity -
 continuing ops.
 (annualized)            19.1%       19.2%       13.0%
Return on average
 assets -
 continuing ops.
 (annualized)             1.5%        1.6%        1.0%
Net interest
 margin (TE)             6.13%       6.14%       5.58%
Efficiency ratio         57.0%       54.8%       58.7%


Consolidated Statements of Income
(dollars in thousands, except per share data)

                                            Year Ended      % Change
                                     --------------------------------
                                        Dec. 31     Dec. 31  12/05 to
                                          2005        2004     12/04
                                      ----------  ---------- ---------
Interest Income
Interest and fees on loans           $   23,903  $   16,663      43.4%
Investment securities                     3,465       1,553     123.1%
Federal funds sold and other              2,708         834     224.7%
                                      ----------  ----------
Total interest income                    30,076      19,050      57.9%
                                      ----------  ----------
Interest expense
Deposits                                  2,629       1,062     147.6%
Borrowings                                  542         457      18.6%
                                      ----------  ----------
Total interest expense                    3,171       1,519     108.8%
                                      ----------  ----------
Net interest income                      26,905      17,531      53.5%
Provision for loan losses                   900       1,475     -39.0%
                                      ----------  ----------
Net interest income after provision      26,005      16,056      62.0%
                                      ----------  ----------
Noninterest income
Fees and service charges                  2,313       2,721      -5.7%
Loan referral fees                          570       1,069     -46.7%
Gain on sale of SBA loans                 2,470       1,861      32.7%
Gain (loss) on sale of securities          (103)        (35)
Other income                                765         506      51.2%
                                      ----------  ----------
Total noninterest income                  6,015       6,122      -1.7%
                                      ----------  ----------
Noninterest expense
Salaries and employee benefits           10,058       7,715      30.4%
Occupancy and equipment                   3,145       2,704      16.3%
Other expenses                            5,106       3,929      30.0%
                                      ----------  ----------
Total noninterest expense                18,309      14,348      27.6%
                                      ----------  ----------
Income from continuing operations
 before taxes                            13,711       7,830      75.1%
Income taxes                              5,346       3,200      67.1%
                                      ----------  ----------
Income from continuing operations         8,365       4,630      80.7%
Income from discontinued operations
 - net                                    1,646         115    1331.3%
                                      ----------  ----------
Net Income                           $   10,011  $    4,745     111.0%
                                      ==========  ==========

Earnings per share:
Continuing operations - basic        $     2.22  $     1.42      56.3%
Continuing operations - diluted      $     1.90  $     1.17      62.4%
Discontinued operations - basic      $     0.44  $     0.04    1000.0%
Discontinued operations - diluted    $     0.37  $     0.03    1133.3%
Net Income - basic                   $     2.66  $     1.46      82.2%
Net Income -diluted                  $     2.27  $     1.20      89.2%

Average shares outstanding            3,757,955   3,259,580      15.3%
Average diluted shares outstanding    4,399,392   3,965,238      10.9%

Return on average equity -
 continuing operations                     18.8%       17.2%
Return on average assets -
 continuing operations                      1.5%        1.1%
Net interest margin (TE)                   5.90%       5.48%
Efficiency ratio                           55.6%       60.7%

Consolidated Balance Sheets
(dollars in thousands)
                                      Dec. 31,     Dec. 31,
                                        2005         2004    % Change
                                    -----------  ----------- ---------
Assets
Cash and due from banks            $   133,830  $   101,162        32%
Federal funds sold                      93,095       69,190        35%
Investment securities                   96,857       62,072        56%

Loans, net of unearned income          314,806      283,600        11%
Less allowance for loan losses           4,494        3,744        20%
                                    -----------  -----------
Net loans                              310,312      279,856        11%
Other assets                            22,409       20,594         9%
                                    -----------  -----------
Total                              $   656,503  $   532,874        23%
                                    ===========  ===========
Liabilities and Shareholders'
 Equity
Noninterest-bearing                $   432,117  $   362,617        19%
Interest bearing                       162,017      120,145        35%
                                    -----------  -----------
Total Deposits                         594,134      482,762        23%
Accrued interest and other
 liabilities                             4,703        2,976        58%
Junior subordinated debt                 8,248        8,248         0%
                                    -----------  -----------
Total Liabilities                      607,085      493,986        23%
                                    -----------  -----------
Shareholders' Equity
Common stock                            37,254       29,901        25%
Retained earnings                       13,200        9,107        45%
Other comprehensive income (loss)       (1,036)        (120)      763%
                                    -----------  -----------
Total Shareholders' Equity              49,418       38,888        27%
                                    -----------  -----------
Total                              $   656,503  $   532,874        23%
                                    ===========  ===========
Book value per share at end of
 period                            $     12.98  $     10.63        22%
Shares outstanding at end of
 period                              3,808,348    3,658,365         4%

Credit Quality and Other Data
                                    12/31/2005   12/31/2004
                                    -----------  -----------
Allowance/Loans                           1.43%        1.32%
Nonperforming Loans                $     1,043  $     1,766
 as % of loans                            0.33%        0.62%
 as % of Assets                           0.16%        0.33%
Guaranteed Portion of NPL          $       299  $     1,100
NPL net of guaranteed portions     $       744  $       666
 as % of loans                            0.24%        0.23%
Liquid Assets (Cash, FFS &
 Securities as % of Deposits)               54%          48%
Equity/Assets                             7.53%        7.30%



    CONTACT: Southwest Community Bancorp
             Frank J. Mercardante, 760-918-2620
             Alan J. Lane, 760-918-2608